SCHEDULE II
                    INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

COMMON STOCK-QVC, INC

  GABELLI PROFIT SHARING PLAN

          11/08/94           10,000            43.9375

  GABELLI FUNDS, INC.

   THE GABELLI VALUE FUND,INC.

          11/23/94            1,000            41.3750

          11/10/94           50,000            43.9199

   THE GABELLI GLOBAL MULTI MEDIA TRUST

          11/15/94            1,000            42.2500

   THE GABELLI GLOBAL MULTI MEDIA TRUST

          10/19/94           24,000            43.6631

   THE GABELLI CONVERTIBLE SECURITIES FUND

          10/17/94           80,000            44.7280

   THE GABELLI ASSET FUND

          11/17/94           15,000            43.6625

          11/10/94           78,500            44.6147

   THE GABELLI ABC FUND

          11/09/94           80,000            44.0543

  GAMCO INVESTORS, INC.

          11/25/94              500-           43.0000

          11/22/94            6,800            41.7482


                                                  Page 55 of 56

          11/18/94              300-           43.0000

          11/17/94            1,200-           43.5625

          11/16/94            8,000-           42.4031

          11/16/94            6,200            42.3750

          11/15/94              500            42.2500

          11/15/94            1,000            42.3750

          11/11/94            1,500-           43.9053

          11/11/94            4,000            42.0156

          11/11/94            5,000            42.2500

          11/11/94            1,500            43.8906

  GABELLI ROSENTHAL & PARTNERS, L.P.

          11/16/94              500-           42.9375

  ALCE PARTNERS LP

          11/10/94            2,000            43.4880



















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.



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